Exhibit 99.1

Contact:	John Leness
General Counsel
253-850-3500

FLOW INTERNATIONAL ANNOUNCES FINAL FISCAL 2006 FIRST QUARTER RESULTS

KENT, Wash., December 2 , 2005 – Flow International Corporation (Nasdaq: FLOWE), the world’s leading supplier of ultrahigh-pressure waterjet products, yesterday reported results and filed the Form 10-Q for its fiscal 2006 first quarter ended July 31, 2005.

FLOW had previously announced preliminary first quarter financial results on September 15, 2005. Compared to the previously announced results, the Company has made adjustments to cost of sales, operating expenses and to items below the operating income line. The effect of these adjustments, compared to the previously announced preliminary results, is shown below. The adjustments did not impact previously announced sales or cash flows for the quarter.

•	Operating income decreased by $508,000 to $1.9 million.

Net income decreased by $686,000 to $22,000 and earnings per basic and diluted earnings per share decreased from $0.02 to $0.00. This decrease was primarily the result of the recording of additional costs related to the disposition of Avure, contracts in progress, and compensation expense.

Final results for the fiscal 2006 first quarter ended July 31, 2005 are reported in the financial tables that follow.

With the filing of its Form 10-Q, the Company will again be in compliance with NASDAQ listing requirements.

About Flow International

Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet cutting technology to industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit www.flowcorp.com.

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Flow International Corporation

Consolidated Statement of Operations

(Unaudited)

Dollars in thousands, except per share data

	Three months ended July 31,
	2005	2004	% Change
Sales	$49,729	$48,982	2%
Cost of sales	29,106	31,087	-6%

Gross margin	20,623	17,895	15%

Operating expenses:
Marketing	8,545	7,309	17%
Research and engineering	2,691	2,604	3%
General and administrative	7,366	5,728	29%
Restructuring	98	—	NM
Financial Consulting	—	623	-100%

Operating expenses	18,700	16,264	15%

Operating income	1,923	1,631	18%
Interest expense, net	(798)	(3,095)	-74%
Other expense, net	(226)	(170)	-33%

Income (loss) before taxes	899	(1,634)	NM
Income tax provision	(877)	(706)	-24%

Net Income (loss)	$22	$(2,340)	NM

Earnings (loss) per share:
Basic	$0.00	$(0.15)	NM
Diluted	$0.00	(0.15)	NM
Weighted average shares outstanding (000):
Basic	34,299	15,686
Diluted	36,012	15,686

NM = not meaningful

Flow International Corporation

Statement of Operations

Operations Breakdown

(Unaudited)

Dollars in thousands, except per share data

	Three Months ended July 31, 2005			Three Months ended July 31, 2004
	Flow Waterjet Systems	Avure Technologies	Consolidated	Flow Waterjet Systems	Avure Technologies	Consolidated
Sales	$41,986	$7,743	$49,729	$38,299	$10,683	$48,982
Cost of sales	24,252	4,854	29,106	24,326	6,761	31,087

Gross margin	17,734	2,889	20,623	13,973	3,922	17,895
Operating expenses	15,568	3,132	18,700	12,940	3,324	16,264

Operating income (loss)	2,166	(243)	1,923	1,033	598	1,631

Flow International Corporation

Supplemental Data

(Unaudited)

Dollars in thousands

	Three months ended July 31,
	2005	2004	% Change
Divisional revenue breakdown:
Flow Waterjet Systems:
Systems	$28,721	$25,900	11%
Consumable parts and services	13,265	12,399	7%

Total	41,986	38,299	10%
Avure Technologies
Fresher Under Pressure	2,337	3,868	-40%
General Press	5,406	6,815	-21%

Total	7,743	10,683	-28%

	$49,729	$48,982	2%

Geographic revenue breakdown:
United States	$28,954	$26,979	7%
Rest of Americas	4,181	4,895	-15%
Europe	10,826	10,757	1%
Asia	5,768	6,351	-9%

	$49,729	$48,982	2%

Depreciation and amortization expense	$1,165	$1,322	-12%
Capital spending	$519	$329	58%

Flow International Corporation

Condensed Balance Sheet Data

(Unaudited)

Dollars in thousands

	July 31, 2005	April 30, 2005	% Change
Cash, including restricted cash	$17,746	$13,445	32%
Receivables, net	28,047	38,325	-27%
Inventories	26,034	24,218	7%
Total current assets	80,366	84,666	-5%
Total assets	112,512	118,467	-5%
Total debt	$17,617	$19,147	-8%
Total liabilities	82,156	87,356	-6%
Total shareholders’ equity	28,178	28,710	-2%